Exhibit 99.5

Exhibit 12(a)

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

	Successor			Predecessor
	Year Ended December 31,		Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31,
	2009	2008			2006	2005
EARNINGS:
Net loss before income taxes and equity in earnings of unconsolidated subsidiary	$(275)	$(260)	$(68)	$—	$—	$—
Add: Distributed income of equity investees	216	330	—	326	340	—
Fixed charges (see detail below)	279	262	68	—	—	—

Total earnings	$220	$332	$—	$326	$340	$—

FIXED CHARGES:
Interest expense, excluding capitalized interest	$279	$262	$68	$—	$—	$—
Rentals representative of the interest factor	—	—	—	—	—	—

Total fixed charges	$279	$262	$68	$—	$—	$—

RATIO OF EARNINGS TO FIXED CHARGES (a)	0.79	1.27	—	—	—	—

(a)	Fixed charges exceeded earnings by $59 million and $68 million for the year ended December 31, 2009 and the period from October 11, 2007 through December 31, 2007, respectively.

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